SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 2, 2015
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (d)     Appointment of Mr. Christopher P. Eldredge as President, Chief Executive Officer and Director

On February 2, 2015, the Board of Directors (the “Board”) of DuPont Fabros Technology, Inc. (the “Company”) (i) appointed Christopher P. Eldredge as the Company’s President and Chief Executive Officer, effective February 17, 2015, (ii) increased the size of the Board from eight (8) to nine (9) Directors and (iii) appointed Mr. Eldredge as a Director of the Company, effective February 17, 2015.

Mr. Eldredge, 42, served as Executive Vice President, Data Center Services and Global Solutions, of NTT America Inc. (“NTT America”), a subsidiary of Nippon Telegraph and Telephone Corporation, since 2013. In his role at NTT America, Mr. Eldredge led the data center services and global solutions business unit, comprised of 10 data centers in North America, and was responsible for the network services business, full profit and loss accountability, business development, marketing, new product development, and product and service delivery. Prior to joining NTT America, Mr. Eldredge was President and General Manager, Ethernet Exchange and Product Management, at The Telx Group, a privately held provider of data center solutions throughout the United States. He was also Executive Vice President, Alternate Channels and Carrier Sales, at Broadview Networks, a provider of integrated communications solutions. Mr. Eldredge also held executive leadership roles at Frontier Communications (formerly Citizens Communications). Mr. Eldredge received his Master of Business Administration degree from Dowling College, his Master of Arts degree in communication arts from New York Institute of Technology, and his Bachelor of Business Administration degree in marketing from Hofstra University.

In connection with Mr. Eldredge’s appointment, Mr. Eldredge, the Company and DF Property Management LLC (“DF LLC”) entered into an Employment Agreement, dated February 2, 2015 (the “Employment Agreement”). The Employment Agreement provides for a term of employment of three years, commencing on February 17, 2015, with an annual salary of $450,000 (which amount may be increased annually by an amount approved by the Board or the Compensation Committee of the Board). Mr. Eldredge is eligible to receive an annual cash performance bonus of up to 100% of his annual salary (prorated for the 2015 calendar year), awarded at the sole discretion of the Compensation Committee. Mr. Eldredge will also be eligible to participate in the Company’s long term incentive compensation plan with an annual equity incentive target amount equal to $700,000. Additionally, on the effective date of the Employment Agreement, Mr. Eldredge will receive (i) a sign-on cash payment of $200,000, which may be reduced by up to $150,000 for any cash bonuses paid by his current employer after the date of the Employment Agreement, and (ii) a sign-on equity grant of the number of restricted shares of the Company’s common stock, equal in value to $500,000 (based on the average of the opening and closing prices of the Company’s common stock on New York Stock Exchange (“NYSE”) on the effective date of the Employment agreement), which shares will vest ratably in annual installments over a three year period. The award is subject to the terms and conditions of a restricted stock award agreement, a form of which has been filed previously as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

Under the Employment Agreement, in the event that Mr. Eldredge’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or Mr. Eldredge terminates his employment for good reason (as defined in the Employment Agreement) other than in connection with a change in control of the Company (as defined in the Employment Agreement), he will receive the following compensation and benefits:

•	accrued and unpaid salary and benefits to which he is entitled;

•
a single severance payment in cash in an amount equal to twenty-four (24) months of the then current annual salary, plus an amount equal to 100% of his target annual cash bonus for the year in which the termination occurs;

•
all unvested equity awards held by Mr. Eldredge at termination of employment that would have become vested and exercisable or free from repurchase restrictions during the twelve (12) months following termination if Mr. Eldredge had remained employed during such period will vest and become exercisable or free from restrictions; provided, however, that the restricted shares of the Company’s common stock granted to Mr. Eldredge pursuant to the sign-on equity grant described above will vest and become free from any restrictions;

•
with respect to performance-based equity awards, the applicable performance period will end on the date of termination of employment and a pro rata number (based on the number of days in the applicable performance period through the date of termination) of such awards will vest; and

•	at the Company’s expense, continuation of health insurance coverage for Mr. Eldredge and his family members under the Company’s group health plans for eighteen (18) months.

In the event that Mr. Eldredge’s employment is terminated by the Company with cause (as defined in the Employment Agreement) or Mr. Eldredge terminates his employment other than for good reason (as defined in the Employment Agreement), under the Employment Agreement Mr. Eldredge will receive accrued and unpaid salary and benefits to which he is entitled. All equity awards held by Mr. Eldredge at termination of employment will cease to vest as of the date of termination.

In the event of Mr. Eldredge’s death or disability, pursuant to the Employment Agreement he will receive the following compensation and benefits:

•	accrued and unpaid salary and benefits to which he is entitled;

•	an amount equal to Mr. Eldredge’s target annual cash bonus for the year in which the termination occurs, prorated for the period of time during the year in which he was employed by the Company;

•
all unvested equity awards held by Mr. Eldredge at termination of employment that would have become vested and exercisable or free from repurchase restrictions during the twelve (12) months following termination if Mr. Eldredge had remained employed during such period will vest and become exercisable or free from restrictions;

•	in the case of disability, disability benefits according to the Company’s policies; and

•
at the Company’s expense, continuation of health insurance coverage for Mr. Eldredge and his family members (or in the case of Mr. Eldredge’s death, only his family members) under the Company’s group health plans for eighteen (18) months.

The Employment Agreement also provides that, in the event Mr. Eldredge’s employment is terminated by the Company without cause or if Mr. Eldredge terminates his employment for good reason within three (3) months before or twelve (12) months following a change in control of the Company, he will receive the following compensation and benefits:

•	a cash payment equal to twenty-four (24) months of the then current annual salary;

•
a cash payment equal to two (2) times the average of his three (3) most recent annual incentive payments (or amounts approved for payment) under the Company’s short-term incentive compensation plan, if any, or if fewer than three (3) such payments have been paid or approved for payment, the highest payment, if any, paid or approved for payment during his term of employment, and if no such payments have been made or approved, this this amount will equal two (2) times the target bonus for the year in which the termination occurs;

•
a pro rata short-term incentive compensation plan cash payment for the year of termination in the amount approved by the board, or, if no amount has been approved, an amount equal to Mr. Eldredge’s target bonus for the year of termination, based on the number of days that he was employed that year;

•	all unvested equity awards held by Mr. Eldredge at termination will vest and become exercisable or free from restrictions;

•
vesting of any unvested performance-based equity awards, as if the performance objectives on which such awards are conditioned had been met at the greater of the target level at the date of termination and actual performance at the date of termination;

•	at the Company’s expense, continuation of health insurance coverage for Mr. Eldredge and his family members under the Company’s group health plans for eighteen (18) months.

In addition, if Mr. Eldredge’s employment is terminated by the Company without cause or if Mr. Eldredge terminates his employment for good reason within three (3) months before a change in control of the Company, Mr. Eldredge will also be entitled to a lump sum cash payment in an amount equal to (i) the difference between any payments paid to Mr. Eldredge due to termination of his employment without cause or his resignation with good reason and any payments required to be paid to Mr. Eldredge in connection with a change in control of the Company as described above, and (ii) the value of any equity awards held by Mr. Eldredge at the time of termination of his employment (and which were forfeited or otherwise terminated at the time of termination because those awards were unvested) that would be subject to accelerated vesting had Mr. Eldredge remained in employment through the effective time of the change in control of the Company.

A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The summary set forth above does not purport to be complete and is qualified in its entirety by reference to this document.

Also on February 2, 2015, Mr. Eldredge entered into an Indemnification Agreement (the “Indemnification Agreement”), effective as of February 17, 2015 pursuant to which the Company, subject to certain exceptions, will indemnify Mr. Eldredge for all expenses and liabilities actually and reasonably incurred by him, or on his behalf, if he is a party or is threatened to be made a party to any proceeding by reason of his status as a director, officer or employee of the Company. The Indemnification Agreement is substantially in the same form as the Form of Indemnification Agreement filed as Exhibit 10.15 to Amendment No. 3 to the Company’s Registration Statement on Form S-11/A, filed on October 18, 2007, and is included as Exhibit D to the Employment Agreement.

It is expected that, upon the commencement of Mr. Eldredge’s employment, Mr. Eldredge will enter into a Non-Disclosure, Assignment and Non-Solicitation Agreement (the “Non-Disclosure Agreement”) pursuant to which, for one year following the end of his employment term, he will agree not to compete with the Company or solicit employees, tenants or certain prospective tenants of the Company. Mr. Eldredge’s compliance with the Non-Disclosure Agreement is a condition to the receipt of compensation under the Employment Agreement. The Non-Disclosure Agreement is substantially in the same form as the Non-Disclosure, Assignment and Non-Solicitation Agreement filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and is included as Exhibit C to the Employment Agreement.

(b)     Resignation of Mr. Hossein Fateh as President and Chief Executive Officer, Designation as Vice Chairman

On February 2, 2015, Hossein Fateh tendered his resignation as President and Chief Executive Officer of the Company, effective February 17, 2015 (the “Separation Date”). Also on February 2, 2015, the Board designated Mr. Fateh as Vice Chairman of the Board, effective February 17, 2015.

In connection with Mr. Fateh’s resignation, the Company, DF LLC and Mr. Fateh entered into a Separation Agreement and General Release, dated February 2, 2015 (the “Separation Agreement”). In addition to providing for Mr. Fateh’s resignation as President and Chief Executive Officer and designation as Vice Chairman of the Board, the Separation Agreement provides that Mr. Fateh will receive the following compensation and benefits:

•	accrued and unpaid salary and benefits to which he is entitled;

•	payment under the Company’s short-term incentive compensation plan for 2014;

•
a cash severance payment equal to the sum of (i) Mr. Fateh’s annual salary, plus (ii) the average of the two (2) highest annual cash bonus payments paid or approved for payment to Mr. Fateh during the preceding three (3) completed performance years;

•	a partial year cash bonus payment for 2015 of $68,647;

•	vesting of all unvested stock option awards held by Mr. Fateh at the Separation Date, which results in the vesting of 173,181 options to purchase the Company’s common stock;

•
vesting of any unvested performance-based equity awards, as if the performance objectives on which such awards are conditioned had been met at the greater of the target level at the Separation Date and actual performance at the Separation Date, which results in the vesting of 106,892 performance awards;

•
a grant of the number of shares of the Company’s common stock equal to $1,750,000 divided by the average of the opening and closing prices of the Company’s common stock on the NYSE on the Separation Date; and

•
if elected by Mr. Fateh, reimbursement for the cost of COBRA continuation of health insurance coverage for Mr. Fateh and his family members for a period of eighteen (18) months after the Separation Date.

In addition, pursuant to the Separation Agreement, each of the award agreements for stock options held by Mr. Fateh on the Separation Date were amended to provide that that applicable exercise period for such stock options will continue until the earliest to occur of (i) the date of termination of Mr. Fateh’s services as a director of the Company, and (ii) the date on which the stock option otherwise would have expired pursuant to the applicable award agreement.

Under the Separation Agreement, Mr. Fateh released and discharged, and covenanted not to sue, the Company or any of its subsidiaries or any of their respective officers, directors, employees, shareholders and other agents and related parties from any and all claims arising out of his employment with the Company or his separation therefrom which Mr. Fateh now has or may have against the foregoing parties, whether known or unknown to him, by reason of facts which have occurred on or prior to the date of the Separation Agreement.

A copy of the Separation Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The summary set forth above does not purport to be complete and is qualified in its entirety by reference to this document.

In his capacity as a non-employee Director of the Company, Mr. Fateh will be entitled to receive the customary compensation paid to other non-employee Directors, which consists of a $40,000 annual cash retainer and $40,000 in value of the Company’s common stock, each of which will be prorated for Mr. Fateh’s partial year of service as a non-employee Director, and a per-meeting fee for in-person and telephonic meetings attended.

On February 4, 2015, the Company issued a press release announcing Mr. Fateh’s resignation and Mr. Eldredge’s appointment. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Exhibit

10.1	Employment Agreement, dated February 2, 2015, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Christopher P. Eldredge.

10.2	Separation Agreement and General Release, dated February 2, 2015, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Hossein Fateh.

99.1	Press Release dated February 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

February 4, 2015	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Exhibit

10.1	Employment Agreement, dated February 2, 2015, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Christopher P. Eldredge.

10.2	Separation Agreement and General Release, dated February 2, 2015, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Hossein Fateh.

99.1	Press Release dated February 4, 2015.